UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 1, 2017

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

705 Dugan Road
Belpre, Ohio
45714  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯[_]   Written communications pursuant to Rule 425 under the Securities Act
⁯⁯[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯[_]   ⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯[_]   ⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Consulting Agreements

ProtoKinetix, Incorporated (the “Company” or “ProtoKinetix”) has previously entered into consulting agreements with Clarence E. Smith, the Company’s President and Chief Executive Officer, Edward P. McDonough, a member of the Board of Directors, and Grant Young each effective January 1, 2017. Effective September 1, 2017, the Company entered into first amendments to each of the consulting agreements.

The amendments extended the term of each agreement from December 31, 2017 to December 31, 2018. Additionally, the amendments provide for automatic renewal in one-year increments upon expiration of the amended term unless either party gives 30 days written notice of its intention not to renew.

On September 1, 2017, Mr. Smith, Mr. McDonough and Mr. Young, in connection with their respective amended agreements, were granted the following stock options pursuant to the Company’s 2017 Stock Option and Stock Bonus Plan (the “2017 Plan”) at an exercise price equal to the average of the closing price as quoted on the over-the-counter markets on each trading day between August 1, 2017 and August 31, 2017:

•
Mr. Smith: 5,000,000 shares of common stock of the Company at an exercise price of $0.06 per share.  Pursuant to an option agreement between Mr. Smith and the Company in substantially the form attached to the 2017 Plan, the option vests in quarterly installments of 1,250,000 shares of common stock until fully vested.

•
Mr. McDonough: 1,000,000 shares of common stock of the Company at an exercise price of $0.06 per share. Pursuant to an option agreement between Mr. McDonough and the Company in substantially the same form attached to the 2017 Plan, the option vests in quarterly installments of 250,000 shares of common stock until fully vested.

•
Mr. Young: 5,000,000 shares of common stock of the Company at an exercise price of $0.06 per share. Pursuant to an option agreement between Mr. Young and the Company in substantially the same form attached to the 2017 Plan, the option vests in quarterly installments of 1,250,000 shares of common stock until fully vested.

In addition to changes described above, certain other clerical amendments were made to each of the consulting agreements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2017 the Company entered into amendments related to the consulting agreements of Mr. Smith and Mr. McDonough as described in Section 1.02 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Consulting Agreement between Clarence E. Smith and the Company dated September 1, 2017

10.2	First Amendment to Consulting Agreement between Edward P. McDonough and the Company dated September 1, 2017

10.3	First Amendment to Consulting Agreement between Grant Young and the Company dated September 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of September 2017.

ProtoKinetix, Incorporated

By:	/s/ Clarence E. Smith
Clarence E. Smith, President & CEO